UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2010
SOMAXON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51665	20-0161599

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3570 Carmel Mountain Road, Suite 100, San Diego, CA	92130

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 876-6500
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
On July 14, 2010, Somaxon Pharmaceuticals, Inc. (“Somaxon”) filed a Current Report on Form 8-K (the “Prior 8-K”) to report that it had entered into a Professional Detailing Services Agreement (the “Services Agreement”) dated July 14, 2010 with Publicis Touchpoint Solutions, Inc. and a Supplement to the Services Agreement dated July 14, 2010 (the “Supplement”). This amendment to the Prior 8-K is being filed to provide a copy of the Services Agreement and the Supplement as exhibits under Item 9.01
Item 1.01 Material Contracts
The description of the Services Agreement and the Supplement appearing in the Prior 8-K is qualified in its entirety by reference to the Professional Detailing Services Agreement and the Supplement to the Services Agreement which are being filed with this Current Report on Form 8-K/A as Exhibit 10.1 and Exhibit 10.2 respectively and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1†	Professional Detailing Services Agreement between Somaxon Pharmaceuticals, Inc. and Publicis Touchpoint Solutions, Inc. dated July 14, 2010

10.2†	Supplement No. 1 to the Professional Detailing Services Agreement between Somaxon Pharmaceuticals, Inc. and Publicis Touchpoint Solutions, Inc. dated July 14, 2010

†	Confidential treatment has been requested as to certain portions, which portions have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.
Date: July 21, 2010
	By:	/s/ Matthew W. Onaitis
		Name:	Matthew W. Onaitis
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1†	Professional Detailing Services Agreement between Somaxon Pharmaceuticals, Inc. and Publicis Touchpoint Solutions, Inc. dated July 14, 2010

10.2†	Supplement No. 1 to the Professional Detailing Services Agreement between Somaxon Pharmaceuticals, Inc. and Publicis Touchpoint Solutions, Inc. dated July 14, 2010

†	Confidential treatment has been requested as to certain portions, which portions have been omitted and filed separately with the Securities and Exchange Commission.